FORM 604
                              Corporations Act 2001
                                  Section 671B

                   NOTICE OF CHANGE OF INTERESTS OF SUBSTANTIAL HOLDER

To Company Name/Scheme   WMC Resources Ltd

ACN/ARSN                 76 004 184 598

1. DETAILS OF SUBSTANTIAL HOLDER (1)

Name                     BHP Billiton Limited

ACN/ARSN (if applicable) 49 004 028 077

                       This notice is also given by BHP Billiton Limited on behalf of BHP Billiton Plc and on behalf of BHP Billiton Limited's controlled bodies corporate (Subsidiaries) and on behalf of BHP Billiton Plc's controlled bodies corporate including those named in Annexure A of the Form 603 "Notice of initial substantial holder" dated 22 March 2005

There  was a change  in the
interests of the
substantial holder on           20/04/2005

The   previous   notice   was   13/04/2005
given to the company on

The previous notice was dated   13/04/2005

2. Previous and present voting power

The total number of votes attached to all the voting shares in the company or voting interests in the scheme that the substantial holder or an associate (2) had a relevant interest (3) in when last required, and when now required, to give a substantial holding notice to the company or scheme, are as follows:


              -------------------------------------------------------------------------------------------------
              Class of securities (4)   Previous notice                       Present notice
              -------------------------------------------------------------------------------------------------
                                        Person's votes    Voting power (5)    Person's votes   Voting power (5)
              -------------------------------------------------------------------------------------------------
              Ordinary shares            14,891,171       1.27%                 27,650,396     2.35%
              -------------------------------------------------------------------------------------------------

3. CHANGES IN RELEVANT INTERESTS

Particulars of each change in, or change in the nature of, a relevant interest of the substantial holder or an associate in voting securities of the company or scheme, since the substantial holder was last required to give a substantial holding notice to the company or scheme are as follows:

--------------------------------------------------------------------------------------------------------------------------
                                                                                     Class and           Person's votes
               Person whose                                 Consideration            number of           affected
Date of        relevant interest   Nature of                given in relation        securities
change         changed             change (6)               to change (7)            affected
--------------------------------------------------------------------------------------------------------------------------
14/04-         BHP Billiton        Purchaser of             $7.85 for each WMC       12,759,225          12,759,225
20/04/2005     Lonsdale            securities               Resources Ltd ordinary   ordinary shares
               Investments         pursuant to              share
                                   contracts arising
                                   as a result of
                                   acceptances of takeover
                                   offers as set out
                                   in the Bidder's Statement
                                   the form of which was
                                   given to the Australian
                                   Stock Exchange Limited by
                                   the substantial holder
                                   on 21 March 2005
--------------------------------------------------------------------------------------------------------------------------
As above       BHP Billiton        Taken under section      Nil                      As above for BHP    As above for BHP
for BHP        Limited             608(3)(b) of the                                  Billiton Lonsdale   Billiton Lonsdale
Billiton                           Corporations Act to                               Investments Pty     Investments Pty
Lonsdale                           have a relevant                                   Ltd                 Ltd
Pty Ltd                            interest by reason of
                                   having control of BHP
                                   Billiton Lonsdale
                                   Investments Pty Ltd
--------------------------------------------------------------------------------------------------------------------------
As above for   Each of the         Taken under section      Nil                      As above for BHP    As above for BHP
for BHP        Subsidiaries        608(3)(a) of the                                  Billiton Lonsdale   Billiton Lonsdale
Billiton                           Corporations Act to                               Investments Pty     Investments Pty
Lonsdale                           have a relevant
Investments                        interest by reason of
Pty Ltd                            having voting power
                                   (through the relevant
                                   interests of its
                                   associate, BHP Billiton
                                   Limited) above 20% in
                                   BHP Billiton Lonsdale
                                   Investments Pty Ltd
--------------------------------------------------------------------------------------------------------------------------

4. PRESENT RELEVANT INTERESTS

Particulars of each relevant interest of the substantial holder in voting securities after the change are as follows:

--------------------------------------------------------------------------------------------------------------------------
Holder of      Registered          Person entitled          Nature of                Class and
relevant       holder of           to be registered         relevant                 number of           Person's votes
interest       securities          as holder (8)            interest (6)             securities
--------------------------------------------------------------------------------------------------------------------------
BHP Billiton   Various offerees    BHP Billiton Lonsdale    Power to control         27,650,396          27,650,396
Lonsdale       who have accepted   Investments Pty Ltd      disposal of the          ordinary shares
Investments    the takeover                                 securities pursuant
Pty Ltd        offers referred                              to the contracts
               to in paragraph 3                            referred to in
                                                            paragraph 3
--------------------------------------------------------------------------------------------------------------------------
BHP            As above for        BHP Billiton Lonsdale    Taken under section      As above for BHP    As above for BHP
Billiton       BHP Billiton        Investments Pty Ltd      608(3)(b) of the         Billiton Lonsdale   Billiton Lonsdale
Limited        Lonsdale                                     Corporations Act to      Investments Pty     Investments Pty
               Investments Pty                              have a relevant          Ltd                 Ltd
               Ltd                                          interest by reason of
                                                            having control of BHP
                                                            Billiton Lonsdale
                                                            Investments Pty Ltd
--------------------------------------------------------------------------------------------------------------------------
Each of the    As above            BHP Billiton             Taken under              As above            As above for BHP
Subsidiaries   for BHP             Lonsdale                 section                  for BHP             BHP Billiton
               Billiton            Investments Pty          608(3)(a) of the         Billiton            Lonsdale
               Lonsdale Pty Ltd    Ltd                      Corporations Act to      Lonsdale            Investments Pty
                                                            have a relevant          Pty Ltd             Ltd
                                                            interest by reason of
                                                            having voting power
                                                            (through the relevant
                                                            interests of its
                                                            associate, BHP Billiton
                                                            Limited) above 20% in
                                                            BHP Billiton Lonsdale
                                                            Investments Pty Ltd
--------------------------------------------------------------------------------------------------------------------------

5. CHANGES IN ASSOCIATION

The persons who have become associates (2) of, ceased to be associates of, or have changed the nature of their association (9) with, the substantial holder in relation to voting interests in the company or scheme are as follows:


          ----------------------------------------------------------------------------------------------------------------
          Name and ACN/ARSN             Nature of association
          (if applicable)
          ----------------------------------------------------------------------------------------------------------------
          Not applicable                Not applicable
          ----------------------------------------------------------------------------------------------------------------

6. ADDRESSES

The addresses of persons named in this form are as follows:

          ----------------------------------------------------------------------------------------------------------------
          Name                                         Address
          ----------------------------------------------------------------------------------------------------------------
          BHP Billiton Lilmtied and each other         C/o BHP Billiton Limited
          person on whose behalf this notice is        180 Lonsdale Street, Melbourne, Victoria 3000
          given
          ----------------------------------------------------------------------------------------------------------------

-------------------------------------------------
Signature


print name   Ross Mallett                              capacity  Deputy Company
                                                                      Secretary
    ---------------------------------------------------------------------------
      SIGN HERE                                            date      21/04/2005
                              -------------------------------------------------

                                   DIRECTIONS

(1) If there are a number of substantial holders with similar or related relevant interests (eg. a corporation and its related corporations, or the manager and trustee of an equity trust), the names could be included in an annexure to the form. If the relevant interests of a group of persons are essentially similar, they may be referred to throughout the form as a specifically named group if the membership of each group, with the names and addresses of members is clearly set out in paragraph 6 of the form.


(2)  See the definition of "associate" in section 9 of the Corporations Act
     2001.


(3) See the definition of "relevant interest" in sections 608 and 671B(7) of the Corporations Act 2001.

(4) The voting shares of a company constitute one class unless divided into separate classes.

(5) The person's votes divided by the total votes in the body corporate or scheme multiplied by 100.

(6)  Include details of:

      (a) any relevant agreement or other circumstances because of which the change in relevant interest occurred. If subsection 671B(4) applies, a copy of any document setting out the terms of any relevant agreement, and a statement by the person giving full and accurate details of any contract, scheme or arrangement, must accompany this form, together with a written statement certifying this contract, scheme or arrangement; and

      (b) any qualification of the power of a person to exercise, control the exercise of, or influence the exercise of, the voting powers or disposal of the securities to which the relevant interest relates (indicating clearly the particular securities to which the qualification applies).

      See the definition of "relevant agreement" in section 9 of the Corporations Act 2001.

(7) Details of the consideration must include any and all benefits, money and other, that any person from whom a relevant interest was acquired has, or may, become entitled to receive in relation to that acquisition. Details must be included even if the benefit is conditional on the happening or not of a contingency. Details must be included on any benefit paid on behalf of the substantial holder or its associate in relation to the acquisitions, even if they are not paid directly to the person from whom the relevant interest was acquired.

(8) If the substantial holder is unable to determine the identity of the person (eg. if the relevant interest arises because of an option) write "unknown'".

(9) Give details, if appropriate, of the present association and any change in that association since the last substantial holding notice.